UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026
Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (423) 899-5898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASTE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026, Astec Industries, Inc. (the “Company”) issued a press release announcing that Chad Hartley will be appointed as Group President – Infrastructure Solutions of the Company effective May 11, 2026. Mr. Hartley is a highly accomplished manufacturing professional with a strong track record of driving positive results in large, diverse, multinational operations within the manufacturing sector. Mr. Hartly most recently served as the President, Conveyance Solutions at Regal Rexnord, a NYSE listed global manufacturing company.

As of April 20, 2026, Barend Snyman, former Group President – Infrastructure Solutions, is no longer employed by the Company. Mr. Snyman will receive the benefits and payments to which he is entitled under Section 4.2 of the Company’s Executive and Key Employee Severance Plan, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on December 19, 2024.

A copy of the press release announcing the appointment of Mr. Hartley is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d)Exhibits

99.1	Press Release dated April 20, 2026, announcing the hiring of Chad Hartley as Group President – Infrastructure Solutions
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astec Industries, Inc.

Date: April 20, 2026	By:	/s/ Jaco van der Merwe
Jaco van der Merwe
President and Chief Executive Officer